1

                               SCHEDULE 14C INFORMATION

                     Information Statement Pursuant to Section 1
                4(c) of the Securities Exchange Actof 1934 (Amendment No. 3)

                Check the appropriate box:
                  [  X  ]  Preliminary  Information  Statement
                  [     ]  Confidential, for Use of the Commission Only
                           (as permitted by Rule 14c-5(d)(2))
                  [     ]  Definitive  Information Statement

                                 UNIVERSAL HEIGHTS, INC.
                         (Name of Registrant As Specified In Its Charter)



            Payment of Filing Fee (Check the appropriate box):
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                [   ]   Fee computed on table below per Exchange Act
                       Rules 14c-5(g) and 0-11.
                       1) Title of each class of securities to which
                          transaction applies: Common Stock, par value
                          $.01 per share

                       2) Aggregate number of securities to which
                          transaction applies:


                       3) Per  unit price  or  other underlying   value
                         of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                          Not Applicable

                       4) Proposed maximum aggregate value of transaction:
                                          Not Applicable

                        5)      Total fee paid:
                                   None;   no   fee required

                [   ]   Fee paid previously with preliminary materials.

                [   ]   Check box if any part of the fee isoffset as
                        provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                        2)      Form, Schedule or Registration Statement No.:


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                        4)      Date Filed:

                                    PRELIMINARY COPY

                                 UNIVERSAL HEIGHTS, INC.
                                 19589 N.E. 10th Avenue
                                 Miami, Florida  33179



                                INFORMATION STATEMENT

                             Pursuant to Regulation 14C
                         Promulgated Under the Securities Exchange
                             Act of 1934, as amended

    This Information Statement, which is being mailed on or about
   January     ___, 1998 to holders of record on    January    ___, 1998 of
shares of the common stock, par value $.01 per share (the "Common
Stock") of Universal Heights, Inc., a Delaware corporation (the
"Company"), is being furnished in connection with the proposed adoption of a Certificate of Amendment to the Company's Amended
and Restated Certificate of Incorporation (the "Amendment") pursuant to the written consent of the holders of a majority of the Company's outstanding Common Stock, Series A Preferred Stock and Series M
Convertible     Preferred Stock (which Series A and Series M    Convertible
    Preferred Stock (the    "Series M Preferred Stock"    ), collectively
referred to as the "Preferred Stock," is held by members of current management and a person related thereto). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT and footnote nos. 3, 4, 5 and 9 thereto."

       On August 18, 1997, the Board of Directors of the Company approved and recommended that the Company's Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of
Common Stock from 20,000,000 to 40,000,000.  On     December 2    , 1997 (the
"Record Date"), the holders of more than a majority of the issued and outstanding shares of Common Stock and Preferred Stock executed a
Written Consent to Corporate Action (the "Written Consent") pursuant to which such holders approved the Amendment.  Such approval by the
Board of Directors and by the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock is adequate under Delaware law to cause the Amendment to be effected.  The Amendment will become effective upon the filing with the Company of the Written
Consent and the filing of the Amendment with the Secretary of State of Delaware.  The Company anticipates that the filing of the Written
Consent with the Company will occur on or about    January ____, 1998
(the record date for determining those stockholders entitled to notice of corporate action) following which the Company will prepare and file the Amendment with the Secretary of State of Delaware.
In accordance with applicable law, the Company is mailing this Information Statement to Company stockholders entitled to notice at least twenty (20) calendar days prior to the date the Amendment is to be filed with the Secretary of State in Delaware.

   This Information Statement is being provided for informational purposes only. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

                 OUTSTANDING STOCK AND VOTING RIGHTS

       As of the Record Date, there were    3,425,588     shares of
Common Stock, 49,250 shares of Series A Preferred Stock and 88,690 shares of Series M Preferred Stock (collectively, the "Preferred Stock") issued and outstanding, respectively. Each share of Common Stock and Preferred Stock entitles its holder to one vote.

                       SECURITY OWNERSHIP OF
            CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth the beneficial ownership
of Common Stock as of the Record    Date and giving effect to
the planned issuance of Common Stock in connection with the Company's insurance subsidiary financing (as described herein
following the footnotes below)     of: (i) each of the Company's
officers and directors, (ii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and (iii) all of the Company's officers and directors as a group:

                                                        Percentage Ownership of
Name and Address of    Number of Shares   Percentage    Class Giving Effect to
Beneficial              Beneficially      Ownership     Insurance Subsidiary
Owner (1)               Owned(2) (3)      of Class (3)   Insurance Subsidiary
                                                          Financing(3) (*)

Bradley I. Meier        3,406,818(4)        58.0%               19.9%
Norman M. Meier         1,965,624(5)        39.8%               12.1%
Irwin L. Kellner          100,000(6)         2.8%                0.6%
Reed J. Slogoff           100,000(7)         2.8%                0.6%
Joel M. Wilentz           100,000(8)         2.8%                0.6%
Phylis R. Meier           996,426(9)        25.9%                6.5%
Belmer Partners           271,701(10)        7.8%                1.8%
Shephard Lane, Esq.       214,142            6.0%                1.4%
   Slatt & Lane
   600 Third Avenue
   New York, NY 10016
  Officers and directors
 as a group(5 people)    5,672,442(11)       73.8%               30.0%


(1)    Each person's address is c/o the Company, 19589 N.E.
       10th Avenue, Miami, Florida 33179, unless otherwise noted.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

(3) A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of warrants or stock options or conversion of Series A and Series M Preferred Stock or convertible debt. Except as otherwise specified, each beneficial owner's percentage ownership is determined by assuming that warrants, stock options, Series A and Series M Preferred Stock and convertible debt that is held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof, have been exercised or converted.

* See discussion following footnotes concerning the Company's insurance subsidiary financing.

(4)    Consists of (i) (a) 962,829 shares of Common Stock, (b) options to purchase 1,875 shares of Common Stock at an exercise
       price of $9.00, options to purchase 1,875 shares of Common
       Stock at an exercise price of $12.50, ten-year options to
       purchase 90,000 shares at an exercise price of $2.88 as to 45,000 shares and $3.88 as to the remaining 45,000 shares granted pursuant to Mr. Meier's employment agreement, options to
       purchase 90,000 shares at an exercise price of $1.13
       per share and options to purchase 500,000 shares at $1.25
       per share, (c) warrants to purchase 15,429 shares of Common
       Stock at an exercise price of $1.75, warrants to
       purchase 339,959 shares at an exercise price of $3.00 per
       share, warrants to purchase 82,000 shares of Common Stock
       at $1.00  and warrants to purchase 131,700 shares of Common
       Stock at a price of $.75 per share, (d) 169,450 shares of
       Common Stock issuable upon conversion of Series M Preferred
       Stock,    (e) options to purchase 250,000 shares of Common Stock
       at $1.06 per share which vested on November 2, 1997, (f) options to purchase 500,000 shares of Common Stock at $1.06 per share which vested on May 1, 1997 granted pursuant to Mr. Meier's
       new employment agreement     and (ii) an aggregate of
       271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer Partners, a Florida general partnership ("Belmer"), of which Mr. Meier is a general partner. Excludes unvested options to purchase 1,000,000 shares of Common Stock at $1.06 per share granted pursuant to Mr. Meier's new employment agreement. Also excludes all securities owned by Norman Meier and Phylis Meier, Mr. Meier's father and mother, respectively.
       Mr. Meier is the President, Chief Executive Officer and a
       Director of the Company.

(5)    Consists of (i) (a) 457,371 shares of Common Stock,
       (b) options to purchase 3,750 shares of Common Stock at an exercise price of $12.50 per share, and options to purchase
       3,750 shares of Common Stock at an exercise price of $9.00 per share and options to purchase 250,000 shares of Common Stock at an exercise price of $1.25, (c) warrants to purchase 3,082 shares of Common Stock at an exercise price of $22.00 per
       share, warrants to purchase 2,494 shares of Common
       Stock at an exercise price of $4.25 per share, warrants to purchase 28,538 shares of Common Stock at an exercise price of $1.50 per share, warrants to purchase 120,000 shares of Common Stock at an exercise price of $3.00 and warrants to purchase 110,000 shares of Common Stock at an exercise
       price of $1.00, (d) 214,938 shares of Common Stock
       issuable upon conversion of Series A and Series M Preferred
       Stock owned by such person,    (e) options to purchase 500,000
       shares of Common Stock at $1.06 per share which vested on
       November 2, 1997,     and (ii) an aggregate of 271,701 shares
       of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer, of which Mr. Meier is a general partner. Excludes all securities owned by Bradley Meier or Phylis Meier. Mr. Meier is a
       Director of the Company, the father of Bradley Meier, the President of the Company and the former spouse of Phylis Meier.

(6) Consists of options to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share.
       Dr. Kellner is a director of the Company.

(7) Consists of options to purchase 100,000 shares of Common Stock at $1.00 per share. Mr. Slogoff is a director of the Company.

(8) Consists of options to purchase 100,000 shares of Common stock at $1.00 per share. Mr. Wilentz is a director of the Company.

(9)    Consist of (i) 333,792 shares of Common Stock, (b)
       2,880 shares of Common Stock issuable upon conversion of related party debt, (c) warrants to purchase 354,115 shares of Common Stock, and (d) 33,938 shares of Common Stock issuable upon conversion Series A and Series M Preferred Stock owned by Ms. Meier, and (ii) an aggregate of 271,701 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants and conversion of Series A and Series M Preferred Stock) beneficially owned by Belmer. Excludes all securities owned by Bradley Meier and Norman Meier, the son and former spouse of Ms. Meier, respectively. Ms. Meier is managing general partner of Belmer.

(10) Consists of (a) 54,533 shares of Common Stock, (b) 67,168 shares of Common Stock issuable upon exercise of warrants and (c) 150,000 shares of Common Stock issuable upon conversion of Series A and Series M Preferred Stock. Belmer Partners is a Florida general partnership in which Phylis R. Meier is managing general partner and Bradley I. Meier and Norman M. Meier are general partners.

(11)   See footnotes (1) - (8) above.

                      AMENDMENT OF THE COMPANY'S
            AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                        INCREASE THE NUMBER OF
               AUTHORIZED SHARES OF COMMON STOCK
                      FROM 20,000,000 TO 40,000,000


      The Company proposes to increase its authorized
Common Stock from 20,000,000 shares to 40,000,000 shares.
The par value of the Common Stock will remain at $.01 per share.
The Board of Directors believes that an amendment to its Amended and Restated Certificate of Incorporation to accomplish this purpose is in the best interests of the Company and its shareholders so as to have issuable additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further shareholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, but not limited to, future acquisitions of property or securities of other corporations, stock dividends, stock splits, equity and convertible debt financings.
The Company has no current plans to make an acquisition of property or securities of another corporation or to engage in a merger, exchange, combination or other similar transaction other than the insurance subsidiary financing discussed below.

       Such additional shares will also be available for: (a) the possible exercise of shares of Common Stock underlying previously issued and currently outstanding (1) Common Stock Purchase Warrants which are currently "out of the money" and (2) stock options issued to certain members of management and others which options by their terms have not yet vested and/or are "out of the money"; and (b) the possible conversion of previously issued and outstanding shares of Series A and Series M Preferred Stock into shares of the Company's Common Stock (such Common Stock Purchase Warrants, stock options, and Series A and Series M Preferred Stock are collectively referred to as the "Convertible Securities"), which Convertible Securities relate to approximately 10,000,000 underlying shares of Common Stock.

       The Company    has recently completed a private placement equity
financing for $6.72 million     with various institutional and/or otherwise
accredited investors for its recently formed subsidiary, Universal
Property & Casualty Insurance Company.    Such proceeds are being
utilized to meet     minimum regulatory capitalization requirements
($5,300,000)    required by the Florida Department of Insurance to obtain
an insurance company license to engage in the type of homeowners insurance
company business which is planned     and for    general      working capital
purposes.     Pursuant to such financing, the Company is issuing 11,208,996 shares of the Company's restricted Common Stock at $.60 per share.
While such financing and the number of shares of the Company's Common
Stock to be issued pursuant thereto may constitute in a change of control (defined to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise) of the Company, prior to any shareholders meeting, current management will be in a position to exercise
defacto control over the affairs of the Company.      Management is not
aware of any voting arrangements or understandings by or among    the
investors who have invested,     all of whom are, to management's knowledge,
unaffiliated. However, the new investors in such financing will collectively possess voting control.

       No shareholder will have statutory preemptive rights regarding any future issuance of any shares of Common Stock.

       The complete text of the proposed Amendment to the Company's Amended and Restated Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

       The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997, as amended, Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997, as amended, and Quarterly Report on Form 10-QSB for the quarter ended October 31, 1997 are attached to this Information Statement.

                                        BY ORDER OF THE BOARD
                                        OF DIRECTORS


                                        Bradley Meier, President



                                        Irwin Kellner, Secretary



EXHIBIT A

                                CERTIFICATE OF AMENDMENT
                                          OF
                                  AMENDED AND RESTATED
                              CERTIFICATE OF INCORPORATION
                                          OF
                                 UNIVERSAL HEIGHTS, INC.

       Universal Heights, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members and filed with the minutes of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

       RESOLVED, that the Corporation shall amend its Amended and Restated Certificate of Incorporation by deleting in its entirety paragraph
(a) and subparagraphs (i) and (ii) thereunder of ARTICLE IV and inserting in its place the following:

                         ARTICLE IV

       (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, of which:

             (i) 40,000,000 shares shall be designated as Common Stock, having a par value of $.01 per share (the "Common Stock"); and

             (ii) 1,000,000 shares shall be designated as Preferred Stock, having a par value of $.01 per share.

       All other provisions of Article IV of the Corporation's Amended and Restated Certificate of Incorporation and all other provisions of the Corporation's Amended and Restated Certificate of Incorporation shall remain unchanged and in full force and effect.

       SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

       THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and
Section 228 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bradley I. Meier, its President, and attested by Irwin Kellner, its Secretary this 18th day of August, 1997.

                                  UNIVERSAL HEIGHTS, INC.


                                  By:
                                      Bradley I. Meier, President

(SEAL)

ATTEST:

By:
     Irwin Kellner, Secretary